Exhibit 23.2

Consent of  Independent  Registered  Public  Accounting  Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-126020 and 333-161989 on Form S-8 of our report dated June 28, 2022, relating to the financial statement of the LNC Employees’ 401(k) Savings Plan for the year ended December 31, 2021 appearing in this Annual Report on Form 11-K of the LNC Employees’ 401(k) Savings Plan for the year ended December 31, 2022.

/s/ Mitchell & Titus, LLP

Philadelphia, Pennsylvania

June 29, 2023